As filed with the Securities and Exchange Commission on June 3, 2003
                                                         Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ------------------------------

                            STERLING CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     DELAWARE                               76-0502785
          (State or other jurisdiction of        (I.R.S. Employer Identification
          incorporation or organization)                       No.)

                          1200 SMITH STREET, SUITE 1900
                            HOUSTON, TEXAS 77002-4312
              (Address and Zip Code of Principal Executive Offices)


                    STERLING CHEMICALS, INC. 2002 STOCK PLAN
                            (Full Title of the Plan)


                              KENNETH M. HALE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            STERLING CHEMICALS, INC.
                          1200 SMITH STREET, SUITE 1900
                            HOUSTON, TEXAS 77002-4312
                                 (713) 650-3700
                         (Name and Address of Agent for
                                    Service)
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                            SHELTON M. VAUGHAN, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
   Title Of Securities To Be          Amount To Be     Proposed Maximum Offering  Proposed Maximum Aggregate  Amount of Registration
           Registered                Registered (1)           Price Per Share             Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
              share               348,500 shares (2)           $31.60 (3)               $11,012,600 (3)              $891
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
              share                31,247 shares (4)           $74.53 (5)               $2,328,839 (5)               $189
====================================================================================================================================



(1) Plus such indeterminate number of shares of common stock, par value $.01 per share ("Common Stock"), of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Represents the registration of 348,500 shares of Common Stock issuable upon exercise of options granted under the Sterling Chemicals, Inc. 2002 Stock Plan (the "Plan") with an exercise price of $31.60 per share.

(3) Computed pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the exercise price of options granted under the Plan.

(4) Represents the registration of 31,247 shares of Common Stock reserved for issuance pursuant to the Plan for which the exercise price is not known.

(5) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the book value per share of Common Stock of the Registrant, computed as of March 31, 2003.

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

               The documents containing the information specified in Part I of this registration statement (the "Registration Statement") will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in such Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Sterling Chemicals, Inc. 2002 Stock Plan are available without charge by contacting:

                            Sterling Chemicals, Inc.
                          1200 Smith Street, Suite 1900
                            Houston, Texas 77002-4312
                                 (713) 650-3700

                Attention:        Kenneth M. Hale
                                  Senior Vice President, General Counsel and
                                  Secretary

                                      PART   II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed with the Commission by Sterling Chemicals, Inc. (the "Company") are incorporated herein by reference:

               (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002;

               (b) the Company's Transition Report on Form 10-Q for the transition period from October 1, 2002 to December 31, 2002;

               (c) the Company's Transition Report on Form 10-Q/A (Amendment No. 1) for the transition period from October 1, 2002 to December 31, 2002;

               (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

               (e) the Company's Current Report on Form 8-K filed December 18, 2002;

               (f)  the Company's Current Report on Form 8-K filed January 6,
                    2003;

               (g) the Company's Current Report on Form 8-K/A filed January 10, 2003 (other than disclosure furnished pursuant to Regulation FD under Item 9 of such Form 8-K/A); and

               (h) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A filed on December 19, 2002, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than current reports furnished pursuant to Regulation FD under Item 9 of Form 8-K), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

               Any statement contained in this Registration Statement, in any amendment to this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed supplement to this Registration Statement, or in any document that also is incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 102 of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains a provision which, in substance, eliminates directors' personal liability as set forth above.

               Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Company's Amended and Restated Certificate of Incorporation provides that the directors and officers of the Company shall be indemnified to the maximum extent permitted from time to time under the DGCL; provided, however, that (i) to be entitled to indemnification, such person must have served in such capacity on or at any time after October 7, 2002 and (ii) except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any officer or director in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

               The Company's Restated Bylaws provide that, to the maximum extent permitted from time to time under the DGCL, the directors and officers of the Company shall be indemnified and shall be advanced expenses incurred in defending a civil or criminal action, suit or proceeding arising out of their status as such, subject to certain limitations. However, to be entitled to indemnification, among other things, (i) such person must have served in such capacity on or at any time after October 7, 2002 and (ii) a court of competent jurisdiction must not have finally determined that such person (A) did not act in good faith and in a manner reasonably believed by such person at the time such certain action was taken to be in or not opposed to the best interests of the Company and (B) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               The Company has entered into indemnification agreements with each of its directors and officers that provide for indemnification and expense advancement to the fullest extent permitted under the DGCL.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.              EXHIBITS.

                     The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit No.                     Description
-----------                     -----------

4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002)

4.2 Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002)

4.3 Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Sterling Chemicals, Inc. (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed on December 19, 2002)

4.4 Sterling Chemicals, Inc. 2002 Stock Plan (incorporated by reference to Exhibit 6 to the Company's Registration Statement on Form 8-A filed on December 19, 2002)

5.1            Opinion of Weil, Gotshal & Manges LLP

15.1           Letter re Unaudited Interim Financial Information

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page to this Registration Statement).

ITEM 9.              UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on June 2, 2003.

                                  STERLING CHEMICALS, INC.


                                  By:  /s/ Richard K. Crump
                                     -------------------------------------------
                                       Richard K. Crump
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

               The undersigned directors and officers of Sterling Chemicals, Inc. (the "Company") do hereby constitute and appoint Richard K. Crump and Paul
G. Vanderhoven, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provision of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such persons shall do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed on the date set forth below by the following persons in the capacities indicated.

          SIGNATURE                                TITLE                                               DATE
          ---------                                -----                                               ----


  /s/  Richard K. Crump                President, Chief Executive Officer and Director             June 2, 2003
       ----------------                (principal executive officer)
       Richard K. Crump

  /s/  Paul G. Vanderhoven             Senior Vice President - Finance and Chief                   June 2, 2003
       -------------------             Financial Officer (principal financial officer)
       Paul G. Vanderhoven


  /s/  John R. Beaver                  Vice President and Corporate Controller                     June 2, 2003
        --------------                 (principal accounting officer)
       John R. Beaver


  /s/  James B. Rubin                  Chairman of the Board of Directors                          June 2, 2003
       --------------
       James B. Rubin

  /s/  David G. Elkins                 Director                                                    June 2, 2003
       ---------------
       David G. Elkins


  /s/  John W. Gildea                  Director                                                    June 2, 2003
       --------------
       John W. Gildea

  /s/  Byron J. Haney                  Director                                                    June 2, 2003
       --------------
       Byron J. Haney



                                      II-5

  /s/  Marc S. Kirschner               Director                                                    June 2, 2003
       -----------------
       Marc S. Kirschner

  /s/  Ronald A. Rittenmeyer           Director                                                    June 2, 2003
       ---------------------
       Ronald A. Rittenmeyer

 /s/   Robert T. Symington             Director                                                    June 2, 2003
       -------------------
       Robert T. Symington

 /s/   Keith R. Whittaker              Director                                                    June 2, 2003
       ------------------
       Keith R. Whittaker


                              EXHIBIT INDEX

 Exhibit No.                        Description
 -----------                        -----------


4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002)

4.2 Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002)

4.3 Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Sterling Chemicals, Inc. (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed on December 19, 2002)

4.4 Sterling Chemicals, Inc. 2002 Stock Plan (incorporated by reference to Exhibit 6 to the Company's Registration Statement on Form 8-A filed on December 19, 2002)

5.1            Opinion of Weil, Gotshal & Manges LLP

15.1           Letter re Unaudited Interim Financial Information

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page to this Registration Statement).



                                      II-7